EXHIBIT 99.1

Protext Mobility, Inc. (OTC: TXTM) Announces Launch Phase of Its Next-Generation Investor Relations Suite and Corporate Website Modernization — Ushering in a New Era of Transparency, Innovation, and Shareholder Confidence

NEW YORK, Nov. 07, 2025 (GLOBE NEWSWIRE) -- Protext Mobility, Inc. (OTC: TXTM), an emerging leader in botanical-based biotechnology and NANOTECHNOLOGY, today announced the launch and completion phase of its next-generation Investor Relations (“IR”) Suite and Corporate Website Modernization Project — a milestone that marks a renewed commitment to transparency, technological innovation, and proactive shareholder engagement.

This announcement represents more than a technology upgrade; it symbolizes the launch of a new chapter for Protext Mobility — one rooted in clarity, accountability, and investor confidence.

Transparency Elevated Through Innovation

Now in final development, the Protext IR Suite integrates advanced automation and data-driven tools designed to simplify access to verified company information.

Scheduled to go live by the end of November 2025, the platform will empower investors with seamless access to:

· OTC disclosure filings

· Press releases and regulatory updates

· Real-time stock information

· Email and alert notifications for new materials

Concurrently, the modernized corporate website is nearing completion. Built for both desktop and mobile, it delivers an intuitive, modern experience that enhances accessibility, strengthens transparency, and deepens stakeholder trust.

Launch of Protext’s Dynamic IR Content Platform

To ensure agility and accuracy, Protext Mobility has entered into a Service Agreement with its development partner to implement an advanced IR Content Management Platform. This dynamic system will allow the company to manage and publish investor content in real time — ensuring shareholders receive timely and reliable information directly from the company.

Key features include:

· Investor presentations and corporate decks

· Document libraries and regulatory archives

· Analyst coverage and media highlights

· Comprehensive FAQ and governance sections

· Quarterly and annual report repositories

In addition, the upcoming website introduces Web Push Notifications — allowing investors to subscribe anonymously and receive instant alerts as new disclosures or filings go live, promoting true equality of access and immediacy of information.

Confidence Through Clarity

“This initiative represents a defining moment in our company’s evolution,” said a company spokesperson.

“Through technology and transparency, we are strengthening the foundation of trust that connects Protext Mobility with its shareholders. These new systems will make accurate, real-time information available to everyone — supporting informed decisions and lasting confidence.”

A Vision of Growth and Accountability

The completion and launch of these digital platforms align with Protext Mobility’s ongoing transformation strategy — emphasizing governance excellence, regulatory compliance, and innovation-driven communication.

Together, these steps reinforce the company’s mission to deliver clarity, connection, and confidence across every aspect of investor engagement.

About Protext Mobility, Inc. (OTC: TXTM)

Protext Mobility is focused on the research, testing, and development of highly bioavailable botanical formulations for nutraceutical and pharmaceutical applications. Through proprietary live plant extraction technologies, the company aims to advance plant-based therapeutics that address wellness and health needs globally.

Investor & Media Contact:
Dylon Du Plooy – dylon@rsammd.co.za
Dr. J – exportintl@aol.com

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X (Twitter): https://x.com/ProtextP

Safe Harbor Statement

This release contains forward-looking statements based on current expectations, assumptions, and beliefs regarding future events. Although Protext Mobility believes these statements are reasonable, actual results may differ materially due to economic, regulatory, competitive, or operational factors. The company assumes no obligation to update forward-looking statements except as required by law.